UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2012

FRANKLIN CREDIT HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On June 4, 2012, the Registrant, Franklin Credit Holding Corporation (“Franklin Holding”), filed a voluntary petition for bankruptcy relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) (Case No. 12-24411(DHS)) and filed with the Bankruptcy Court a proposed prepackaged plan of reorganization and a related disclosure statement (the “Disclosure Statement”) soliciting acceptance of the prepackaged plan. On July 3, 2012, the Registrant filed with the Bankruptcy Court a First Amended Prepackaged Plan of Reorganization of Franklin Credit Holding Corporation (as amended, the “Prepackaged Plan”). On July 18, 2012, the Court entered an order confirming the Prepackaged Plan (the “Confirmation Order”), which approved, amended and confirmed the Prepackaged Plan effective July 18, 2012, approved the adequacy of the solicitation procedures with respect to the solicitation of votes to accept or reject the Prepackaged Plan, and the adequacy of information contained in the Disclosure Statement.

Franklin Credit Management Corporation (“FCMC”), the mortgage servicing subsidiary of Franklin Holding, did not and is not proposing to file for bankruptcy.

Summary of the Prepackaged Plan

The following is a summary of the material terms of the Prepackaged Plan, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order, and is not a complete description of the Prepackaged Plan. This summary is qualified in its entirety by reference to the Prepackaged Plan and the Confirmation Order. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prepackaged Plan or the Confirmation Order, as the case may be.

The Confirmation Order Amended the Prepackaged Plan

The Confirmation Order approved three technical or non-material changes (the “Plan Modifications”) to the Prepackaged Plan that did not materially adversely affect or change the treatment of any Claims, Interests, or Options and did not modify the Prepackaged Plan, so that the Prepackaged Plan, as modified, failed to meet the requirements of the Bankruptcy Code, including without limitation sections 1122, 1123, 1125 and 1127 of the Bankruptcy Code. Because the Plan Modifications were technical or non-material changes that did not materially adversely affect the treatment of any Claims, Interests, or Options, the Plan Modifications did not require additional disclosure under section 1125 of the Bankruptcy Code or the further solicitation of votes under section 1126 of the Bankruptcy Code. Pursuant to section 1127(d) of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Prepackaged Plan and who were conclusively presumed to have accepted the Prepackaged Plan were deemed to have accepted the Prepackaged Plan as modified by the Plan Modifications. No Holder of a Claim was permitted to change its vote as a consequence of the Plan Modifications. The Plan Modifications are as follows:

a.	Section 2.3(w) of the Prepackaged Plan is replaced with the following:

“Claims Objection Deadline” means, unless extended by a Final Order, the last day for Filing an objection with respect to any Claim, other than an Administrative Claim or a Rejection Claim, is the two hundred and fortieth (240) calendar day after the Effective Date.

b.	Section 2.3 (ii) of the Prepackaged Plan is replaced with the following:

“Distribution Record Date” means the record date for purpose of determining which Holders of Allowed Interests are entitled to receive Distributions under this Plan on account of such Allowed Interests, which date shall be the date on which the Confirmation Order becomes a Final Order.

c.	Section 2.3(kk) of the Prepackaged Plan is replaced with the following:

“Effective Date” means the first Business Day, or as soon thereafter as reasonably practicable, on which all conditions specified in section 8.2 hereof have been satisfied or, if capable of being waived, have been waived in accordance with section 8.3 hereof.

Classes of Claims, Interests and Options

Under the Prepackaged Plan, there are 6 separate Classes of Claims, Interests and Options:

Class 1 – Priority Non-Tax Claims

Class 2 – Secured Claims of The Huntington National Bank, Huntington Finance LLC, M & I Marshall & Ilsley Bank, and BOS USA Inc. (the “Legacy Lenders”) under the syndicated credit agreement dated as of March 31, 2009, as amended (the “Legacy Credit Agreement”)

Class 3(a) – Secured Claim of The Huntington National Bank

Class 3(b) – Secured Claim of Huntington Finance LLC

Class 4 – General Unsecured Claims

Class 5 – Interests

Class 6 – Options

Treatment of each Class of Claim, Interests and Options

The Prepackaged Plan provides for the following treatment with respect to each Class:

Class 1 – Priority Non-Tax Claims (Unimpaired)

Each Holder of an Allowed Priority Non-Tax Claim (which are allowed claims accorded priority in right of payment under Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or Administrative Claim) shall receive one of the following treatments, at the sole election of the Liquidation Manager appointed to implement the Prepackaged Plan:

i. to the extent then due and owing on the Effective Date, such an Allowed Priority Non-Tax Claim shall be paid in full, in Cash, by the Liquidation Manager;

ii. to the extent not due and owing on the Effective Date, such an Allowed Priority Non-Tax Claim shall be paid in full, in Cash, by the Liquidation Manager when and as such Allowed Priority Non-Tax Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof;

iii. such an Allowed Priority Non-Tax Claim shall be otherwise treated in any manner such that Class 1 shall not be Impaired; or such other less favorable treatment as is agreed upon by the Liquidation Manager and the Holder of such an Allowed Priority Non-Tax Claim.

Class 2 – Secured Claims of the Legacy Lenders (Unimpaired)

The Allowed Secured Claims of the Legacy Lenders are unimpaired within the meaning of Section 1124 of the Bankruptcy Code.

Class 3(a) – Secured Claim of The Huntington National Bank (Impaired)

The Holder of the Allowed Secured Claim of The Huntington National Bank shall release the Registrant from any obligations that now exist in connection with the Allowed Secured Claim of The Huntington National Bank. All rights against the Registrant and the Registrant’s Assets, and all rights arising out of the Registrant’s default(s) under the licensing credit agreement of the Registrant and FCMC dated as of March 31, 2009, as amended (the “Licensing Credit Agreement”) shall be deemed released and waived. The Holder of the Allowed Secured Claim of The Huntington National Bank shall receive no Distributions from the Estate or the Registrant on account of its Class 3(a) Secured Claim.

Class 3(b) – Secured Claim of Huntington Finance LLC (Impaired)

The Holder of the Allowed Secured Claim of Huntington Finance LLC shall release the Registrant from any obligations that now exist in connection with the Allowed Secured Claim of Huntington Finance LLC. All rights against the Registrant and the Registrant’s Assets, and all rights arising out of the Registrant’s default(s) under the Licensing Agreement shall be deemed released and waived. The Holder of the Allowed Secured Claim of Huntington Finance LLC shall receive no Distributions from the Estate or the Registrant on account of its Class 3(b) Secured Claim.

Class 4 – General Unsecured Claims (Impaired)

Each Holder of an Allowed General Unsecured Claim shall receive, to the extent available, (a) his/her/its pro rata share of the proceeds of the liquidation of the remaining Assets of the Estate after the payment of the Creditors holding Allowed Claims with a higher priority of payment under the Prepackaged Plan and Liquidation Costs, or (b) such other, less favorable treatment as may be agreed upon by the Holder of such an Allowed General Unsecured Claim and the Registrant or the Liquidation Manager, as applicable.

Class 5 – Interests (Impaired)

On the Effective Date (as defined in the Prepackaged Plan, which, if a notice of appeal of the Confirmation Order is not filed, is anticipated to be on or after August 3, 2012), each Person or Entity that held an Allowed Interest (which are the outstanding and issued shares of the Registrant’s common stock) on the Distribution Record Date (which would be the date on which the Confirmation Order becomes a final order, which, if a notice of appeal of the Confirmation Order is not filed, is anticipated to be August 2, 2012) shall receive his/her/its pro rata share of the Registrant’s interest in FCMC in the form of restricted securities that may not be offered or sold in the public marketplace until the effectiveness of a Form 10 Registration Statement to be filed by FCMC, which is anticipated to be effective, subject to the approval, review and comments of the Commission, prior to September 30, 2012, with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or under an applicable exemption from registration requirements. Holders of Allowed Interests shall not receive any additional Distribution and such Allowed Interests shall be deemed extinguished, cancelled and of no further force or effect upon the Distribution of the Registrant’s interest in FCMC to the Holders of Allowed Interests.

Class 6 – Options (Impaired)

The Holders of Options (which are any option, warrant, or right, contractual or otherwise to acquire any share of common stock of the Registrant) shall not receive any Distributions on account of such Options. On the Effective Date, all Options shall be deemed extinguished, cancelled and of no further force or effect.

The following categories of Unclassified Claims are to be paid in full to the extent any such Claims exist:

Administrative Claims (for costs and expenses of administering the Chapter 11 bankruptcy case)

Except to the extent that a Holder of an Allowed Administrative Claim agrees to less favorable treatment, each Administrative Claim that is Allowed shall be paid by the Registrant or the Liquidation Manager, in full, in Cash, in such amount as such Administrative Claim is Allowed by the Bankruptcy Court (a) upon the later of the Effective Date or, if such Claim is Allowed after the Effective Date, as soon as reasonably practicable after the date upon which such Claim becomes an Allowed Administrative Claim, (b) upon such terms of any agreement governing or documents evidencing such Administrative Claim, or (c) as may be agreed upon between the Holder of such Allowed Administrative Claim and the Registrant or the Liquidation Manager.

Professional Fees

To the extent that an award of Professionals Fees is granted by the Bankruptcy Court, on, or as soon as reasonably practicable after (i) the Effective Date, if such Administrative Claim on account of Professional Fees is an Allowed Administrative Claim as of the Effective Date, or (ii) the date on which such Administrative Claim for Professional Fees becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim for Professional Fees shall receive Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim.

Priority Tax Claims

At the sole option of the Registrant or the Liquidation Manager, as the case may be, each Holder of an Allowed Priority Tax Claim shall receive (a) the treatment provided by section 1129(a)(9)(C) of the Bankruptcy Code, or (b) such other less favorable treatment as may be agreed upon between the Holder of such an Allowed Priority Tax Claim and the Registrant or the Liquidation Manager.

Full Satisfaction, Settlement and Release

Subject to the occurrence of the Effective Date, the Distributions and Treatments afforded to Holders of Allowed Claims, Allowed Interests and Options under the Prepackaged Plan will be in full and complete satisfaction, settlement, and release of, and in exchange for, such Allowed Claims, Allowed Interests and Options. On and after the Effective Date, all Holders of Allowed Claims, Allowed Interests and Options will be forever barred, estopped and enjoined from asserting any claim against the Registrant, the Estate, the Liquidation Manager or any of their respective property other than in accordance with the terms of the Prepackaged Plan and the Confirmation Order.

Continued Corporate Existence

The Registrant, subject to the management of the Liquidation Manager, will liquidate substantially all of its assets, pursuant to the terms of the Prepackaged Plan, with the proceeds or the fair market value of such assets being distributed in accordance with the Bankruptcy Code and the terms of the Prepackaged

Plan. Further, under the Prepackaged Plan, all of Franklin Holding’s existing common stock will be cancelled and extinguished on the Effective Date. The Registrant, subject to the management of the Liquidation Manager, shall remain in existence until all value of the Estate is distributed in accordance with the terms of the Prepackaged Plan. Thereafter, and in accordance with Section 303 of the Delaware General Corporation Law, the Registrant shall file a certificate of dissolution with the Secretary of the State of Delaware and, subject to section 103(d) of the Delaware General Corporation Law, such certificate shall become effective upon filing, and the Registrant shall be deemed dissolved under Delaware law without the necessity for any other or further actions to be taken by or on behalf of the Registrant, its directors, officers or shareholders.

Sources of Cash for Plan Distributions and to Pay Liquidation Costs; Post-Effective Date Reserves

Except as otherwise provided in the Prepackaged Plan or the Confirmation Order, all Cash necessary to fund the consummation of the Prepackaged Plan, including Distributions pursuant to the Prepackaged Plan and Liquidation Costs shall be provided from the proceeds of the FCMC Sale Payment ($250,000 plus payment on the promissory note of $1,109,000 payable over a period of five years with interest at 3.25% per annum, with Thomas Axon, Chairman and President, and shareholder of the Registrant and FCMC, guaranteeing the payment obligations under the promissory note) and any other Assets. On and after the Effective Date, the Liquidation Manager shall establish and maintain appropriate Post-Effective Date Reserves to pay the Liquidation Costs. The Liquidation Costs are the post-Effective Date costs of liquidation and administration of the Debtor and the Estate, including but not limited to the costs and fees of the Liquidation Manager and his professionals.

Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all executory contracts and unexpired leases to which the Registrant is a party will be rejected.

Rejection of Indemnification Obligations

The obligations of the Registrant, if any, to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person’s or Entity’s service in such capacity, or as a director, officer, or employee of any other corporation or legal entity, to the extent provided in the Registrant’s constituent documents, by a written agreement with the Registrant (other than the Indemnification Agreement) or the applicable law of Delaware, shall be deemed and treated as an executory contract that is rejected by the Registrant as of the Effective Date; provided, however, that such rejection shall not impair any Person’s right to applicable insurance coverage or to make a claim pursuant to the Indemnification Agreement.

Rejection of Registrant’s Obligations Under the Indemnification Agreement

On the Effective Date, the Indemnification Agreement in favor of certain past and present officers and directors of the Registrant will be rejected pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code. As a result, the Registrant’s continuing obligations thereunder will cease as of the Effective Date. The rejection of the Indemnification Agreement hereunder shall not affect the funds currently held by the Wilmington Trust Company (in its capacity as Trustee under the Indemnification Agreement) or the obligations of the remaining parties to the Indemnification Agreement, which shall continue until the expiration of the Indemnification Agreement by its terms.

Conditions Precedent to Effective Date

The occurrence of the Effective Date is subject to: (i) the Confirmation Order having been duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court and having become a Final Order; (ii) there not being in effect any order, law or regulation staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Prepackaged Plan; and (iii) all other actions and documents necessary to implement the provisions of the Prepackaged Plan on the Effective Date having been, respectively, effected or duly executed and delivered. The Registrant and FCMC may waive the conditions precedent to the occurrence of the Effective Date set forth above and in the Prepackaged Plan, at any time, without notice, without leave or an order of the Bankruptcy Court.

Liquidation Manager

The Liquidation Manager (Kevin Gildea, EVP, Chief Legal Officer and Secretary of the Registrant and FCMC, who shall not be separately compensated for his duties as Liquidation Manager) shall act for the Claim Holders in a fiduciary capacity as applicable to a board of directors, subject to the provisions of the Prepackaged Plan. On and after the Effective Date, the duties and powers of the Liquidation Manager shall include the following, but in all cases shall be subject to and consistent with the terms thereof:

(a)      to exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any officer, director or shareholder of the Registrant with the like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, that the Liquidation Manager deems appropriate;

(b)      to maintain accounts, establish and maintain post-Effective Date Reserves, make Distributions, and take other actions consistent with the Prepackaged Plan and the implementation thereof;

(c)      to collect and liquidate all Assets pursuant to Prepackaged Plan and to administer the winding-down of the affairs of the Registrant;

(d)      to object to the allowance of any Claims, including filing motions to estimate Claims pursuant to the Prepackaged Plan, and to compromise or settle any Claims without supervision or approval of the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code and the Bankruptcy Rules;

(e)      to make decisions, without further Bankruptcy Court approval, regarding the retention or engagement of professionals, employees and consultants by the Liquidation Manager and to pay from Cash on hand, the fees and charges incurred by the Liquidation Manager on or after the Effective Date for such professionals, employees and consultants relating to the winding down of the Registrant and implementation of the Prepackaged Plan without application to the Bankruptcy Court; provided, however that if the Liquidation Manager and such professional, employee or consultant cannot agree on such fees and expenses, the Liquidation Manager shall apply to the Bankruptcy Court for approval of such fees and expenses;

(f)       if necessary or appropriate, to seek a determination of tax liability under section 505 of the Bankruptcy Code and to pay taxes, if any, related to the Registrant;

(g)      to take all other actions not inconsistent with the provisions of the Prepackaged Plan which the Liquidation Manager deems reasonably necessary or desirable with respect to the administration of this Plan;

(h)      to make all Distributions to Holders of Allowed Claims and Holders of Allowed Interests provided for or contemplated by the Prepackaged Plan; provided, however that no Distributions shall be made on any Claim not Allowed pursuant to a Final Order or the Prepackaged Plan until the expiration of the Claims Objection Deadline or the Administrative Claims Objection Deadline, as the case may be;

(i)       to invest Cash in accordance with the terms of the Prepackaged Plan;

(j)      to enter into any agreement or execute any document required by or consistent with the Prepackaged Plan and perform all of the Registrant’s obligations thereunder;

(k)     to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of the Liquidation Manager’s choice, any Assets that he concludes are of little or no benefit to the Estate;

(l)      to preserve documents of the Registrant as necessary for the pursuit of Causes of Action and as necessary to wind-down the affairs of the Registrant, and to abandon and/or destroy documents upon a determination by the Liquidation Manager that the retention of the documents are no longer necessary or beneficial to the Estate;

(m)    to prosecute and/or settle the Causes of Action and exercise, participate in or initiate any proceedings before the Bankruptcy Court or any other court of competent jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other non-judicial proceeding and to litigate or settle such Causes of Action on behalf of the Registrant and pursue such actions to settlement or judgment;

(n)     to file voluntary petitions under any chapter of the Bankruptcy Code on behalf of the Registrant’s subsidiaries as deems to be necessary or advisable;

(o)     to purchase and maintain all insurance policies and pay all insurance premiums and costs that he deems to be necessary or advisable;

(p)     to implement and/or enforce all provisions of the Prepackaged Plan; and

(q)     to collect and liquidate all Assets pursuant to the Prepackaged Plan, and subject to Bankruptcy Court approval to the extent required herein and/or in the Confirmation Order, and administer the winding-down of the affairs of the Registrant, including prosecuting the entry of a Final Decree in the Chapter 11 Case.

The Liquidation Manager shall be the successor to the Registrant and the Estate for all purposes under sections 1123, 1129 and 1145 of the Bankruptcy Code and with respect to all Causes of Action and other litigation-related matters. The Liquidation Manager may be substituted as the party litigant in all pending adversary proceedings and contested matters that involve the Registrant. The Liquidation Manager shall not, however, have any personal liability for any of the obligations of the Registrant.

Assets and Liabilities of the Registrant

Information as to the assets and liabilities of the Registrant as of July 17, 2012 is set forth in the monthly operating report for the period from June 1, 2012 to June 30, 2012 (the “Monthly Operating Report”). The Monthly Operating Report is attached as an Exhibit to this Current Report on Form 8-K. The Monthly Operating Report may be available electronically on the Registrant’s website, http://www.franklincredit.com through the Franklin Credit Holding Corporation Investor Relations link, http://www.franklincredit.com/investorRelations/index.cfm?fuseaction=main.

Item 3.03	Material Modification to Rights of Security Holders

On the Effective Date, all outstanding and issued shares of the Registrant’s common stock, upon the distribution of the Registrant’s interest in FCMC, and any options, warrants, or rights, contractual or otherwise to acquire any share of common stock of the Registrant shall be deemed extinguished, cancelled and of no force or effect.

FINANCIAL AND OPERATING DATA

The Disclosure Statement was prepared and approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code and Rule 3016(b) of the Federal Rules of Bankruptcy Procedure (the “Rules”), and not in accordance with federal or state securities laws or other rules governing disclosure outside the context of Chapter 11 of the Bankruptcy Code. The Prepackaged Plan and the Disclosure Statement were prepared solely for the purpose of complying with the requirements of the Bankruptcy Code and the Rules, and should not be used for investment purposes. Any financial information that is contained in the Plan or the Disclosure Statement is limited in scope, was not audited or reviewed by independent accountants, and is subject to future adjustment and reconciliation.

The Registrant cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Registrant. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, Revised April 28, 2011, in accordance with 28 U.S.C. § 586(a)(3). The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Registrant’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Registrant’s reports pursuant to the Exchange Act, and such information might not be indicative of the Registrant’s financial condition or operating results for the period that would be reflected in the Registrant’s financial statements, which are reported on a consolidated basis, or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

FORWARD–LOOKING STATEMENTS

This Current Report on Form 8-K, including the Exhibits hereto, as well as other statements made by Franklin Holding may contain forward-looking statements that reflect, when made, Franklin Holding’s current views with respect to the current events and valuation of its assets and liabilities. In some cases, you can identify the forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intend,” “estimates,” “project,” “predicts,” “potential” or “continue,” the negative of these terms and comparable terminology. These forward-looking statements are based on management’s belief as well as assumptions made by and information available to management at the time the disclosed information was prepared. Such statements contain certain risks, uncertainties, and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Important factors that could cause actual results to differ from those in Franklin Holding’s specific forward-looking statements include, but are not limited to, the following: the terms of the Prepackaged Plan; Franklin Holding’s ability to obtain the Bankruptcy Court’s approval with respect to motions in the Chapter 11 case prosecuted from time to time; the ability of Franklin Holding to consummate the Prepackaged Plan in the Chapter 11 case; the risk that someone may appeal the entry of the Confirmation Order or move for reconsideration of the entry of the Confirmation Order; the risk that the Effective Date may not occur; and the risks associated with litigation and other claims that involve Franklin Holding. Additional factors that could affect future results are described in Franklin Holding’s filings with the Commission, including, but not limited to, those factors discussed under the captions “Risk Factors,” “Interest Rate Risk” and “Real Estate Risk” in Franklin Holding’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 23, 2012, and Quarterly Reports on Form 10-Q. Franklin Holding disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of Franklin Holding’s various prepetition liabilities and common stock. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Franklin Holding undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Disclosure Statement Soliciting Acceptances of Prepackaged Plan of Reorganization of the Registrant dated May 22, 2012. Incorporated by reference to Exhibit 2.1 to the Registrant’s Current on Form 8-K, filed with the Commission on June 5, 2012

2.2	First Amended Prepackaged Plan of Reorganization of the Registrant dated July 3, 2012 filed with the United States Bankruptcy Court for the District of New Jersey

2.3	United States Bankruptcy Court for the District of New Jersey’s Findings of Fact, Conclusions of Law and Order (I) Approving the Debtor’s (A) Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (B) Solicitation of Votes and Voting Procedures (C) Forms of Ballots and (II) Confirming the First Amended Prepackaged Plan of Reorganization of Franklin Credit Holding Corporation entered on July 18, 2012

2.4	Monthly Operating Report dated July 17, 2012 filed with the United States Bankruptcy Court for the District of New Jersey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2012

FRANKLIN CREDIT HOLDING CORPORATION

	By:	/s/ Kevin P. Gildea
	Name:	Kevin P. Gildea
	Title:	Chief Legal Officer and Secretary